UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 23, 2021 (June 17, 2021)

On Track Innovations Ltd.

(Exact Name of Registrant as Specified in Its Charter)

Israel

(State or Other Jurisdiction of Incorporation)

000-49877	N/A
(Commission	(IRS Employer
File Number)	Identification No.)

Hatnufa 5, Yokneam Industrial Zone, Yokneam, Israel	2069200
(Address of Principal Executive Offices)	(Zip Code)

011 972 4 6868000

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)) Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 9, 2020, On Track Innovations Ltd. (the “Company”) entered into a loan financing agreement with Jerry L. Ivy, Jr., Descendants’ Trust (the “Lender”). The Lender is the Controlling Shareholder of the Company (as such term is defined under the Israeli Companies Law, 5759-1999, as amended (the “Companies Law”)). The agreement was amended on January 26, 2021 (as amended, the “Agreement”) to allow for an additional lender to join the Lender and lend an additional $100,000 and provides that the Lender and the additional lender will extend a loan to the Company in the aggregate amount of up to $1,600,000 (the “Loan Amount”). The Agreement, before it was amended, was further described in the Current Report on Form 8-K filed by the Company on December 15, 2020.

The Agreement provides, among other things, that the Loan Amount and all accrued interest (the “Secured Amount”) matures upon the lapse of six months following the initial closing, i.e., on June 17, 2021 (the “Maturity Date”), and will be payable in full on the Maturity Date, provided that the maturity date can be extended, in respect of the Loan Amount, at the sole option of the majority of the lenders. On June 17, 2021, the Lender, being the majority of the lenders, exercised its option to extend the maturity date, and the parties entered into a notice of exercise of option and agreement (the “Extension Agreement”), according to which the maturity date was extended until December 17, 2021 (the “Extended Maturity Date”, and the “Extended Maturity Period”, as applicable).

The Loan Amount has been bearing interest on all outstanding principal at an interest rate of 8.0% per annum. The net amount of interest on the Loan Amount accrued through June 17, 2021 was $54,849 (the “Interest Debt”). Pursuant to the Extension Agreement, the interest rate will automatically increase, effective as of the Maturity Date, to the rate of 10.0% per annum (the “Extension Interest”). Any payment of interest is subject to withholding of taxes at source and the interest rates mentioned above are net of such withholding. Under the Extension Agreement, it was agreed that the Interest Debt shall be payable on the Extended Maturity Date, while until then it shall be considered part of the Loan Amount and shall bear the Extension Interest rate. In the event of a conversion of the Loan amount, the Interest Debt shall convert into ordinary shares of the Company at the conversion price of $0.174 per share, and the remaining Secured Amount shall be converted at a price per share of $0.124, as originally contemplated under the Agreement.

Subject to the understandings detailed herein, the Agreement shall continue to be in effect and apply, in accordance with its terms, including, without limitations, to the Extended Maturity Period and the Secured Amount.

The foregoing descriptions of the Agreement and the Extension Agreement are qualified by reference to the full text of the Agreement and the Extension Agreement. The Extension Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

10.1	Notice of Exercise of Option and Agreement dated June 17, 2021.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

On Track Innovations Ltd.

Date: June 23, 2021	By:	/s/ Assaf Cohen
	Name:	Assaf Cohen
	Title:	Chief Financial Officer

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